UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 29, 2009

Date of report (date of earliest event reported)
Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 912-3444

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On October 29, 2009, Digi International Inc. (“Digi”) issued a press release regarding Digi’s financial results for its fourth fiscal quarter ended September 30, 2009. A copy of Digi’s press release is attached hereto as Exhibit 99.1.
     The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
NON-GAAP FINANCIAL MEASURES
     The press release furnished as Exhibit 99.1 and certain information Digi intends to disclose on the conference call include certain non-GAAP financial measures. These measures include earnings before taxes, depreciation and amortization (“EBTDA”), earnings before taxes, in process research and development and non-cash acquisition-related expenses, depreciation, and amortization (“Adjusted EBTDA”), operating income, and net income and net income per diluted share exclusive of the impact of certain non-recurring items. The non-recurring items consist of restructuring expenses, in-process research and development, acquisition-related expenses, a write-down of an impaired investment and reversal of tax reserves and other discrete tax benefits. The reconciliation of the Adjusted EBTDA measure to the most directly comparable GAAP financial measure for fiscal 2009 compared to fiscal 2008 is included below. The reconciliations of operating income, net income and net income per diluted share, and EBTDA for the fourth quarter of fiscal 2009 and the full fiscal year 2009 to the most directly comparable GAAP financial measures are provided in the press release.
     Digi’s management understands that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as operating income or net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by the Company. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Management believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Digi’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Digi’s results of operations in conjunction with the corresponding GAAP measures. Additionally, management understands that EBTDA does not reflect the Company’s cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for the Company’s working capital needs.
     Digi’s management believes that providing operating income, net income and net income per diluted share exclusive of the impact of non-recurring items permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of Digi. In addition, Digi shareholders have expressed an interest in seeing financial performance measures exclusive of the impact of decisions relating to restructuring charges, acquisitions, investments and taxes, which while important are not central to the core operations of Digi’s business. Additionally, management believes that the presentation of EBTDA as a percentage of net sales is useful to investors because it provides a reliable and consistent approach to measuring Digi’s performance from year to year and in assessing Digi’s performance against other companies. Management believes that such information helps investors compare operating results and corporate performance exclusive of the impact of Digi’s capital structure and the method by which assets were acquired. EBTDA is also used by management as a metric for executive compensation, as well as incentive compensation for the rest of the employee base, and it is monitored quarterly for these purposes.
Reconciliation of Income before Income Taxes to Earnings before Taxes, In Process Research and Development and
Non-Cash Acquisition Related Expenses, Depreciation and Amortization
(In thousands of dollars and as a percent of Net Sales)

	Twelve months		Twelve months
	ended September		ended September
	30, 2009	% of net sales	30, 2008	% of net sales
Net sales	$165,928	100.0%	$185,056	100.0%

Income before income taxes	$4,282	2.6%	$18,915	10.2%

Acquired in-process research and development and non-cash acquisition-related expenses	—	—	2,062	1.1%

Depreciation and amortization	10,057	6.1%	9,318	5.0%

Earnings before taxes, in process research and development and non-cash acquisition-related expenses, depreciation and amortization	$14,339	8.6%*	$30,295	16.4%*

*	Percentages presented may not add due to use of rounded numbers.

Item 9.01 Financial Statements and Exhibits.
     The following Exhibit is furnished herewith:

99.1	Press Release dated October 29, 2009, announcing financial results for the fourth quarter of fiscal 2009.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: October 29, 2009

DIGI INTERNATIONAL INC.
By:	/s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Manner of
No.	Exhibit	Filing

99.1	Press Release dated October 29, 2009, announcing financial results for the fourth quarter of fiscal 2009.	Filed Electronically

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